UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2025

FB FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37875	62-1216058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 Broadway, Suit 1300

Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 564-1212

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on July 1, 2025, FB Financial Corporation (the “Company”), completed its acquisition of Southern States Bancshares, Inc. an Alabama corporation, and its wholly-owned banking subsidiary, Southern States Bank (collectively, “Southern States”) (such acquisition, the “Merger”).

The Company is filing this report in order to provide historical unaudited financial information with respect to Southern States for the period ended June 30, 2025, and certain unaudited pro forma financial information giving effect to the Merger as though they had been completed on the dates set forth in such information.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

i.	The unaudited interim financial statements of Southern States Bancshares, Inc. as of and for the six months ended June 30, 2025.

(b) Pro Forma Financial Information.

i.	The unaudited pro forma condensed combined financial statements of FB Financial Corporation and Southern States Bancshares, Inc. as of and for the nine months ended September 30, 2025.

Exhibit No.	Description
99.1	Unaudited interim financial statements of Southern States Bancshares, Inc. as of and for the six months ended June 30, 2025.

99.2	Unaudited pro forma condensed combined income statement of FB Financial Corporation and Southern States Bancshares, Inc. for the nine months ended September 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:	/s/ Michael M. Mettee
Michael M. Mettee
Chief Financial Officer and Chief Operating Officer

Date: November 13, 2025